Exhibit 99.2

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. ENTERS INTO A DEFINITIVE AGREEMENT

TO BE ACQUIRED BY THE BEIJING E-TOWN DRAGON SEMICONDUCTOR INDUSTRY

INVESTMENT CENTER FOR $3.80 PER SHARE IN CASH

FREMONT, California and BEIJING, China – December 1, 2015 – Mattson Technology, Inc. (Nasdaq: MTSN), a global semiconductor wafer processing equipment provider, and Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership) (“E-Town Dragon”), today jointly announced that they have entered into a definitive merger agreement under which E-Town Dragon will acquire all of the outstanding shares of Mattson for $3.80 per share in cash. The transaction price represents a 55 percent premium to the 30-trading day average closing price for the period ending December 1, 2015, a 23 percent premium to Mattson’s closing stock price on December 1, 2015, and values Mattson’s equity at approximately $300 million on a fully diluted basis.

Commenting on the proposed acquisition, Fusen Chen, Mattson’s President and Chief Executive Officer, said, “In E-Town Dragon, we have found a partner who brings to Mattson unique investment experience with a rich, global network and a commitment to grow Mattson into one of the industry’s preeminent semiconductor equipment companies. We are pleased to have entered into this agreement with E-Town Dragon, which we believe represents significant value for our stockholders and will facilitate continued innovation for our customers.”

Xiaobo Wang, General Manager of Beijing E-Town Capital, added, “The acquisition of Mattson is representative of E-town’s continued commitment to investing in the semiconductor and capital equipment industries. We plan to build upon Mattson’s successes and we are excited to provide the resources needed to expand the company going forward.”

The transaction is subject to approval by Mattson’s stockholders, as well as antitrust and other regulatory approvals. The Mattson Board of Directors has unanimously approved the merger agreement and recommends that Mattson stockholders vote to approve the merger agreement. Details regarding the record date, and the date, time and place of the special meeting of Mattson stockholders to vote on the transaction will be announced at a later date. The transaction is currently expected to close in the first calendar quarter of 2016.

Morgan Stanley & Co. LLC is serving as Mattson’s financial advisor and Latham & Watkins is serving as Mattson’s outside legal advisor. Cowen and Company, LLC is serving as E-Town Dragon’s financial advisor. Pillsbury Winthrop Shaw Pittman and DeHeng Law Offices are jointly serving as E-Town Dragon’s outside legal advisors.

Mattson will file with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K announcing the transaction, which 8-K will include a copy of the merger agreement. All parties seeking additional details regarding the transaction are urged to review these documents, which are available at the SEC’s website http://www.sec.gov.

About Mattson

Mattson designs, manufactures, markets and globally supports semiconductor wafer processing equipment used in the fabrication of integrated circuits. Mattson is a key supplier of processing equipment used in the global semiconductor industry, and operates primarily in four product sectors: dry strip, etch, conventional rapid thermal processing and millisecond anneal.

About E-Town Dragon

Private equity fund based in Beijing, E-Town, led by Beijing E-Town Capital, focuses on investments in the semiconductor industry.

Forward Looking Statements

Throughout this document pertaining to the merger transaction between Mattson and E-Town Dragon, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Mattson or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of Mattson to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of Mattson and E-Town Dragon to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of Mattson; (5) the ability of Mattson to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (9) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Mattson’s most recent Annual Report on Form 10-K, and Mattson’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Mattson can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Mattson cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Mattson does not intend, and assumes no obligation, to update any forward-looking statements.

Participants in the Solicitation

Mattson and its respective directors, executive officers and other members of management and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Mattson’s directors and executive officers is included in Mattson’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 12, 2015, and the proxy statement for Mattson’s 2015 annual meeting of stockholders, filed with the SEC on April 13, 2015. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Mattson and E-Town Dragon. Mattson intends to file with the SEC a proxy statement in connection with the proposed transaction with E-Town Dragon as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Mattson and will contain important information about the proposed transaction and related matters. MATTSON’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Mattson with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Mattson will be able to obtain free copies of the proxy statement from Mattson by contacting Investor Relations by mail at Attn: Investor Relations, 47131 Bayside Parkway, Fremont, California 95438.